EXHIBIT 99.1


IPC INFORMATION SYSTEMS, INC. FINALIZES HOLDING COMPANY STRUCTURE

NEW YORK, April 8, 1999-- IPC Information Systems, Inc. (Amex: IPI) and IXnet, a subsidiary of IPC, announced today that they intend to reorganize IXnet into a holding company structure owned by IPC after which it is intended that the holding company will offer up to 20% of its common stock in an initial public offering through a syndicate of underwriters on a firm commitment basis. The offering is expected to be completed during the 3rd quarter of 1999. The number of shares and the aggregate value of common stock to be sold in the initial public offering will be determined by IPC, IXnet and the underwriters.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock. A registration statement relating to the common stock of IXnet has not yet been filed with the Securities and Exchange Commission. The offer will be made only by the prospectus to be included in the registration statement. This press release is being issued pursuant to and in accordance with Rule 135 under the Securities Act of 1933.


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